UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 13, 2007

ENERGIZER HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

MISSOURI	1-15401	No. 43-1863181
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 MARYVILLE UNIVERSITY DRIVE, ST. LOUIS, MO     63141

(Address of Principal Executive Offices)                         (Zip Code)

(314) 985-2000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

On July 12, 2007, Energizer Holdings, Inc. announced that it plans to webcast a conference call on Friday, July 13, 2007, by its Chief Executive Officer, Ward M. Klein which may contain statements that are not historical, particularly statements regarding the growth and margin stability of the feminine hygiene, infant products and sun care categories in which Playtex Products, Inc. competes, the compatibility of the Playtex and Energizer businesses, synergies and market opportunities, and the impact of the acquisition on earnings of the Company, all of which may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are identified by words such as “will”, ‘’expected”, and other similar words. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.  A variety of known and unknown risks and uncertainties could cause actual results to differ materially from the anticipated results, which include, but are not limited to: (1) category growth of the business categories in which Playtex competes could be adversely impacted by general economic or political conditions, competitive activity, or concerns for product safety; (2) margin levels and cash flows can be negatively impacted by competitive pressure, economic downturns, or pressure from retailer customers; (3) the ability to expand Playtex products geographically to new international markets may be hindered by local economic, cultural or political conditions, competitive activity, and consumer or retailer resistance to new brands or products; (4) the Company’s cash flows from its combined businesses could be impacted by competitive or economic pressure, or by unexpected capital or other spending requirements, and as a result the Company’s credit profile could be negatively impacted, or the Company could be unable to reduce its outstanding debt as quickly as anticipated; (5) unexpected costs, significant declines in Playtex sales or earnings, and the inability to obtain anticipated synergies could negatively impact the expected earnings accretion resulting from the transaction; (6) currently anticipated synergies and cost reductions could be impacted by (i) unexpected business disruptions, loss of business focus, or inefficiencies resulting from the transaction or the combination of business activities, (ii) an inability to reduce expenditures, realize manufacturing efficiencies, or achieve favorable scale in the purchase of component materials, to the degree anticipated, or (iii) higher than anticipated transactional or severance expenses. In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of any such forward-looking statements. The Company does not undertake any obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

Additional risks and uncertainties include those detailed from time to time in the Company’s publicly filed documents, including its annual report on Form 10-K for its fiscal year ended September 30, 2006.

Important Merger Information

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Playtex by Energizer. In connection with the proposed acquisition, Playtex intends to file a proxy statement on Schedule 14A with the Securities and Exchange Commission, or SEC, and Playtex and Energizer intend to file other relevant materials with the SEC. Shareholders of Playtex are urged to read all relevant documents filed with the SEC when they become available, including Playtex’s proxy statement, because they will contain important information about the proposed transaction, Playtex and Energizer. A definitive proxy statement will be sent to holders of Playtex stock seeking their approval of the proposed transaction.  This communication is not a solicitation of a proxy from any security holder of Playtex.

Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov.  In addition, Playtex shareholders may obtain free copies of the documents filed with the SEC when available by contacting Playtex’s Investor Relations at 203-341-4017. Such documents are not currently available. You may also read and copy any reports, statements and other information filed by Playtex or Energizer with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Energizer and its directors and executive officers, and Playtex and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Playtex common stock in respect of the proposed transaction. Information about the directors and executive officers of Energizer is set forth in Energizer’s proxy statement which was filed with the SEC on December 5, 2006. Information about the directors and executive officers of Playtex is set forth in Playtex’ s proxy statement which was filed with the SEC on March 23, 2007. Investors may obtain additional information regarding the interest of Energizer and its directors and executive officers, and Playtex and its directors and executive officers in the proposed transaction by reading the proxy statement regarding the acquisition when it becomes available.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: July 13, 2007